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TENET HEALTHCARE CORPORATION

(Name of Registrant as Specified in Its Charter)

TENET SHAREHOLDER COMMITTEE, L.L.C.

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Tenet Shareholder Committee

Time for a Change
September 2000

We Believe It’s Time for a Change
New Blood Brings Accountability

It is time that shareholders require Tenet to get serious about creating significant and sustainable shareholder value that only comes from internal growth and quality patient care.

It is time for an entrenched Tenet management team and Board to finally be accountable to shareholders.

Shareholders Must Act Now to
Bring Change

–Abysmal corporate governance

–No accountability

–Anemic financial performance

–Bloated management structure

–Strained employee relations

–Exorbitant executive compensation not related to shareholder value

Time for Accountability

•	Twice ignored overwhelming shareholder votes to de-stagger the Tenet Board

•	Board Interferes with shareholder voting on directors

•	Broadlane reveals serious conflicts of interest – and more may be coming

•	Nevada Incorporation v. Delaware

•	Five out of ten current directors are holdovers from the early 90s when Tenet was subject to extensive FBI investigations and paid close to $1 billion in damages, civil penalties and criminal fines.

–Why does Tenet still employ 700 outside law firms? (1)

•	Blank check preferred stock

(1) “Code Blue: GC Christi Sulzbach Applies ER Techniques To Help Revive Tenet Healthcare,” House Counsel, May/June 2000. The author’s consent was not obtained to use this article as proxy soliciting material.

Industry Laggard

Tenet Ranks Dead Last in the Industry for fiscal 1999 (2)

•	Return on Assets	•	EBITDA / Interest

•	Return on Capital	•	Average Cost of Debt

•	Return on Equity	•	Interest as % Revenue

•	LTD / Equity	•	Pretax Margin

•	Total Debt / Equity	•	Cash Flow Operations as % Revenue

•	Total Debt / EBITDA

      Tenet also trailed its competitors average performance in 8 other categories

(2) All rankings are based on actual net income and other financial data reported in the Form 10-Ks for the companies that Tenet routinely uses for comparisons.

And It’s Time to Take a Hard
Look at 2000 Results

•	Tenet ignored $355 million in pretax write-offs in fiscal 2000 and $2.16 billion after-tax during Barbakow’s tenure in order to claim 10% EPS growth

•	Despite improving industry fundamentals, EBITDA margins hit a new low in 2000, declining 17% from its high of 19.8% in 1996

•	Tenet has had negative cash flow, or at best nominally positive, for 21 of the last 22 quarters. The results of 4Q00 alone do not indicate sustainable growth

•	Tenet’s stock price has not significantly improved since its secondary stock offering on April 15, 1997 of $26.50. If anything, recent increases in Tenet’s stock price reflect a rising tide for the industry

It’s Time to Take a Hard
Look at 2000 Results

•	A/R days have increased 23.6 days since 1997, costing shareholders $35 million, or $0.11 per share

•	97%, or $764 million, of Tenet’s debt reduction from industry-high levels, came from asset sales

•	Comprehensive Income declined approximately 40%, from $276 million in fiscal 1999 to $155 million in fiscal 2000.

Bloated Management

•	Senior management is isolated from operations and insulated from accountability

•	Headquarters in Santa Barbara, operations center in Dallas, three divisions and eleven regions makes for unduly high costs and slow decisions

•	Corporate structure is the excuse for a wasteful corporate air force – including $40 million for trans-oceanic aircraft

•	Bureaucratic layers have contributed to poor relationships with nurses, doctors and employees

Strained Employee Relations

“Tenet consistently prolongs negotiations, provokes nurses into striking and refuses to have discussions with us about patient care. It’s almost their policy.”

Rose Ann DeMoro, executive director of the California Nurses Association,
New York Times, August 6, 2000 (3)

•	Strike in St. Vincent Hospital, Worcester, MA, March – May 2000

•	Strife with nurses at Desert Regional Medical Center, Palm Springs, CA, November 1999

•	Strike at Sierra Vista Medical Center, San Luis Obispo, CA, September 1999

•	Strike at Tarzana Medical Center, Tarzana, CA, November 1998

(3) The author’s consent was not obtained to use this article as proxy soliciting material.

Whose Interests Are Being Served?
Senior Management is Overpaid for Underperformance

•	Barbakow ranks #7 in Graef Crystal’s 1999 survey of the most highly paid and worst performing CEOs (4)

–Barbakow paid $27.9 million in 1999 in cash and options

•	In the last fiscal year, Barbakow’s cash compensation was more than three times higher than the highest cash compensation of any CEO of a Hospital Index company

•	Tenet paid Barbakow $15.6 million in cash since 1993 and he has in the money options totaling $58.4 million assuming a stock price of $30 per share. Barbakow’s total payout: $74 million

      Lack of accountability = exorbitant pay for underperformance

(4) The author’s consent was not obtained to use this study as proxy soliciting material.

The Committee’s Program:
Accountability Drives Performance

•	Engage in a comprehensive program to improve cash flow

•	Reduce debt and take appropriate steps to improve Tenet’s investment grade

•	Reorganize the company into a flat, customer responsive, efficient structure

•	Reevaluate the Santa Barbara headquarters location and the need for trans-oceanic air force

The Committee’s Program
Corporate Governance Drives Accountability

•	Add our slate of 4 directors to the Board

•	Reincorporate in Delaware

•	Eliminate the staggered system for electing directors and declaw the blank check preferred

•	Change “fraud and abuse” compliance issues to report directly to the Audit Committee

•	Expand the Board to 15 directors

•	Appoint a non-executive chairman

Tenet Shareholder Committee Nominees

Shareholder Focus, Successful Operating Experience

M. Lee Pearce, M.D., 69. Former board member of American Medical International, National Medical Enterprises, OrNda Health Corp., Ivax Corporation and the founder and principal operator of three very successful Florida hospitals.

Michael E. Gallagher, 50. Partner of Shamrock Investments, L.L.C., a provider of advisory services to health care and other businesses. He has served as a director of Health Systems International and was also Chairman, President and CEO of HealthNet, then California’s second largest provider of managed health care services.

Ambassador Joseph M. Rodgers, 66. Chairman of The JMR Group, an investment firm. He brings extensive experience in business, politics and government service in addition to his dedication to health care.

Claire S. Farley, 41. President and CEO of askRed.com, a provider of medical and diagnostic software and chronic condition management tools over the Internet. She is also a member of the board of Boise Cascade Corporation and eNetsection.com, a business-to-business Internet company connecting suppliers and purchasers of oilfield services.

Vote for the Tenet Shareholder Committee on October 11th

•	Restore accountability of management to the Board and the Board to shareholders

•	Work to require management to create meaningful and sustained shareholder value